EXHIBIT 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

BioCancell Therapeutics Inc.

COMMON STOCK PAR VALUE $0.01 EACH	SEE REVERSE SIDE FOR
CERTAIN DEFINITIONS

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED.

This is to Certify that	is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

BioCancell Therapeutics Inc.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney, upon surrender of this Certificate, properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated

SECRETARY/TREASURER